UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
___________

FORM 8-K

CURRENT REPORT
___________

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2012

QUANTUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-13449	94-2665054
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

1650 Technology Drive, Suite 800,	95110
San Jose, CA
(Address of principal executive	(Zip Code)
offices)

408-944-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

Reference is made to that certain Credit Agreement, dated March 29, 2012, by and among Wells Fargo Capital Finance LLC, as administrative agent, the lenders that are parties thereto and Quantum Corporation (the “Credit Agreement”). On June 28, 2012, Quantum Corporation (“Quantum”) and the other parties thereto amended the Credit Agreement in order to allow for the assignment of an aggregate of $25 million of the total revolver commitment under the Credit Agreement to Silicon Valley Bank. This amendment also made certain other conforming and related modifications to the Credit Agreement.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement and the amendment itself, a copy of which amendment is attached as Exhibits 10.1, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits.

Exhibit No.	Exhibit Description
10.1	Amendment to the Credit Agreement, dated June 28, 2012, by and among Wells Fargo Capital Finance LLC, as administrative agent, the lenders that are parties thereto and Quantum Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

By:	/s/ SHAWN HALL

Shawn Hall
Senior Vice President, General
Counsel and Secretary

Dated: June 28, 2012

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Amendment to the Credit Agreement, dated June 28, 2012, by and among Wells Fargo Capital Finance LLC, as administrative agent, the lenders that are parties thereto and Quantum Corporation.